Exhibit 21.1

SUBSIDIARIES OF MILLIPORE CORPORATION

Company Name	Jurisdiction of Organization

Amicon Ltd.	United Kingdom

Bioprocessing Corporation Limited	United Kingdom

Bioprocessing Limited	United Kingdom

Celliance Lawrence, Inc.	Delaware

Celliance Limited	United Kingdom

Celliance Toronto, Inc.	Canada

Chemicon Australia	Australia

Chemicon Europe Limited	United Kingdom

Cymbus Biotechnology Limited	United Kingdom

MicroSafe B.V.	Netherlands

Millilux S.a.r.L.	Luxembourg

Millipart S.a.r.L.	Luxembourg

Millipore (Canada) Ltd.	Canada

Millipore (Shanghai) Trading Company Ltd.	China

Millipore (U.K.) Ltd.	United Kingdom

Millipore A/S	Denmark

Millipore AB	Sweden

Millipore AG	Switzerland

Millipore AS	Norway

Millipore Asia Ltd.	Delaware

Millipore Australia Pty. Ltd.	Australia

Millipore B.V.	Netherlands

Millipore Bioscience Caribe Ltd.	Bermuda

Millipore China Ltd.	Hong Kong

Millipore Cidra, Inc.	Delaware

Millipore Cork	Ireland

Millipore Dublin International Finance Company	Ireland

Millipore GesmbH	Austria

Millipore GmbH	Germany

Millipore Iberica S.A.	Spain

Millipore Industria E Comercio Ltda.	Brazil

Millipore International Holding Company B.V.	Netherlands

Millipore Ireland B.V.	Netherlands

Millipore Kft	Hungary

Millipore Korea Ltd.	Korea

Millipore OY	Finland

Millipore Pacific Limited	Delaware

Millipore S.A. de C.V.	Mexico

Millipore S.A./N.V.	Belgium

Millipore S.a.r.L.	Luxembourg

Millipore S.p.A.	Italy

Millipore S.R.O.	Czech Republic

Millipore SAS	France

Millipore Singapore Pte. Ltd.	Singapore

Millipore Sp.z.o.o.	Poland

Millipore UK Sub Limited	United Kingdom

Minerva Insurance Co. Ltd.	Bermuda

Newport Bio Systems, Inc.	California

Nihon Millipore K.K.	Japan

NovAseptic Innovation A/S	Norway

NovAseptic UK Limited	United Kingdom

Protein Separations Ltd.	United Kingdom

Serologicals European Holdings Limited	United Kingdom

Serologicals Global Holdings Company Limited	United Kingdom

Serologicals Hong Kong Limited	China

Serologicals UK Holdings Company Limited	United Kingdom

Upstate Gmbh	Germany

Upstate Ion Channel Discovery Group Limited	United Kingdom

Upstate Limited	United Kingdom

Upstate USA, Inc.	New York

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